Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Form S-3 No. 333-235726 of Globalstar, Inc.
•Form S-8 No. 333-263224 of Globalstar, Inc. pertaining to the Amended and Restated Employee Stock Purchase Plan of Globalstar, Inc.
•Form S-8 No. 333-235505 of Globalstar, Inc. pertaining to the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan of Globalstar, Inc.
•Form S-8 No. 333-232178 of Globalstar, Inc. pertaining to the Amended and Restated Employee Stock Purchase Plan of Globalstar, Inc.
•Form S-8 No. 333-272071 of Globalstar, Inc. pertaining to the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan of Globalstar, Inc.
•Form S-8 No. 333-278606 of Globalstar, Inc. pertaining to the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan of Globalstar, Inc.
•Form S-8 No. 333-285448 of Globalstar, Inc. pertaining to the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan of Globalstar, Inc.
•Form S-3 No. 333-285451 of Globalstar, Inc.

of our reports dated February 27, 2026, with respect to the consolidated financial statements of Globalstar, Inc. and the effectiveness of internal control over financial reporting of Globalstar, Inc. included in this Annual Report (Form 10‑K) of Globalstar, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New Orleans, Louisiana
February 27, 2026